      As filed with the Securities and Exchange Commission on May 13, 2004

                                           Registration No. 333-
                                                                 ------------

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                TRICO BANCSHARES

            --------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         California                                             94-2792841
--------------------------------                         -----------------------
(State or Other Jurisdiction of                               (IRS Employer
Incorporation or Organization)                            Identification Number)

                 63 Constitution Drive, Chico, California 95973

                 ----------------------------------------------
                    (Address of Principal Executive Offices)

                     TRICO BANCSHARES 2001 STOCK OPTION PLAN

                 ----------------------------------------------
                            (Full Title of the Plan)

           Richard P. Smith                                  COPIES TO:
           TriCo Bancshares                             Karen L. Witt, Esq.
         63 Constitution Drive                    Rothgerber Johnson & Lyons LLP
        Chico, California 95973                    1200 17th Street, Suite 3000
(Name and Address of Agent for Service)                Denver, Colorado 80202
            (530) 898-0300                                  (303) 623-9000
(Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed           Proposed Maximum
Title of Securities      Amount to be         Maximum Offering      Aggregate Offering           Amount of
  to be Registered        Registered          Price Per Share              Price              Registration Fee
--------------------     ------------         ----------------      ------------------        -----------------
   Common Stock            450,000               $16.83 (1)           $7,573,500 (1)             $959.57 (1)

(1) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock as quoted on the Nasdaq National System on May 12, 2004.

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.................................................      II-1

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE..............................................................      II-1
ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS............................................................      II-1
ITEM 8.  EXHIBITS.............................................................................................      II-2
ITEM 9.  UNDERTAKINGS.........................................................................................      II-2

SIGNATURES....................................................................................................      II-5

EXHIBIT INDEX.................................................................................................      II-6

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, all of which were previously filed by TriCo Bancshares (the "Company") (File No. 0-26692) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act ("Exchange Act"), are hereby incorporated by reference:

         (1) the Form S-8 Registration Statement relating to the Company's 2001 Stock Option Plan, as filed with the Commission on July 27, 2001 (File No. 333-66064);

         (2) the Company's Annual Report on Form 10-K for the year ended December 31, 2003;

         (3) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

         (4) the Company's Current Reports on Form 8-K dated January 30, 2004; March 11, 2004; and April 22, 2004;

         (5) all other reports filed by the Company pursuant to Section 13(a) or 13(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (2) above; and

         (6) the description of the common stock of the Company, par value $0.01 (the "Company Stock"), contained in the Company's Registration Statement on Form 8-A, filed by the Company under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317 of the California General Corporation Law contains detailed provisions on indemnification of directors and officers of a California corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation, subject to the limits set forth in Section 204 of the General Corporation Law with respect to actions for breach of duty to the corporation and its shareholders.

         The Articles of Incorporation of the Company authorize the indemnification of directors and officers to the full extent permitted or allowed by the laws of the State of California, through bylaw provisions, agreements with such agents, votes of shareholders or disinterested directors or otherwise, or any combination of the foregoing, in excess of the indemnification otherwise permitted by Section 317 of the General Corporation Law, subject only to the limits set forth in Section 204 of the General Corporation Law. The bylaws of the Company provide that the Company shall indemnify the directors and officers of vice president level or above of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company. If the officer or director initiates a proceeding, indemnification is available only if the proceeding was authorized by the board of directors of the Company. The bylaws provide further that any agent of the Company may be indemnified pursuant to a duly adopted resolution of the Board of Directors, agreement or otherwise, to the fullest extent permitted with respect to the indemnification of directors and officers of vice president level or above of the Company.

         In addition to the foregoing statutes and provisions of the Company's Articles of Incorporation and bylaws, the Company has entered into indemnity agreements with each of its directors which provide that the Company will indemnify such directors in lawsuits brought against any director in his or her capacity as a director of the Company.

ITEM 8. EXHIBITS

         The following exhibits are attached to this registration statement:

         Exhibit 4.1 TriCo Bancshares 2001 Stock Option Plan, as amended

         Exhibit 4.2 Form of Stock Option Agreement for directors

         Exhibit 4.3 Form of Stock Option Agreement for officers

         Exhibit 5 Opinion of Rothgerber Johnson & Lyons LLP

         Exhibit 23.1 Consent of KPMG LLP

         Exhibit 23.2 Consent of Rothgerber Johnson & Lyons LLP (included in
                      Exhibit 5 hereto)

         Exhibit 24 Power of Attorney (included on signature page hereto)

ITEM 9. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                  Section 10(a)(3) or the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chico and the State of California, on this 4th day of May 2004.

                                 TRICO BANCSHARES

                                 By: /s/ Richard P. Smith
                                     -------------------------------------------
                                     Richard P. Smith, President and Chief
                                     Executive Officer
                                     (Principal Executive Officer)

                                 By: /s/ Thomas Reddish
                                     -------------------------------------------
                                     Thomas Reddish, Executive Vice President
                                     and Chief Financial Officer
                                     (Principal Financial Officer and Principal
                                     Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Richard P. Smith and Thomas Reddish and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any one of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     SIGNATURE                                TITLE                   DATE
     ---------                                -----                   ----
/s/ William J. Casey                   Chairman of the Board      May 4,  2004
--------------------
William J. Casey

/s/ Donald J. Amaral                   Director                   May 4,  2004
--------------------
Donald J. Amaral

/s/ Craig S. Compton                   Director                   May 4,  2004
--------------------
Craig S. Compton

/s/ John S. A. Hasbrook                Director                   May 4,  2004
-----------------------
John S.A. Hasbrook

/s/ Michael W. Koehnen                 Director                   May 4,  2004
----------------------
Michael W. Koehnen

/s/ Wendell J. Lundberg                Director                   May 4,  2004
-----------------------
Wendell J. Lundberg

/s/Donald E. Murphy                    Director                   May 4,  2004
-------------------
Donald E. Murphy

/s/ Steve G. Nettleton                 Director                   May 4,  2004
----------------------
Steve G. Nettleton

/s/ Richard P. Smith                   Director                   May 4,  2004
--------------------
Richard P. Smith

/s/ Carroll R. Taresh                  Director                   May 4,  2004
---------------------
Carroll R. Taresh

/s/ Alex A. Vereschagin, Jr            Director                   May 4,  2004
----------------------------
Alex A. Vereschagin, Jr.

EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
--------------------------------------------------------------------------------
   4.1               TriCo Bancshares 2001 Stock Option Plan, as amended

   4.2               Form of Stock Option Agreement for directors

   4.3               Form of Stock Option Agreement for officers

   5                 Opinion of Rothgerber Johnson & Lyons LLP

   23.1              Consent of KPMG LLP

   23.2              Consent of Rothgerber Johnson & Lyons LLP
                     (included in Exhibit 5 hereto)

   24                Power of Attorney (included on signature page hereto)